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                                                                   Exhibit 10.7



                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM               695347-GM-A

                                COMMERCIAL LEASE


In consideration of the covenants herein contained, Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease to ARQULE, INC. (A DELAWARE CORPORATION) hereinafter called LESSEE, the following described premises, hereinafter called the leased premises APPROXIMATELY 22,872 SQUARE FEET (INCLUDING 9.6% COMMON AREA) AT 200 BOSTON AVENUE, SUITES 3010, 4000, 4200, 4400, 4600 AND 4800, MEDFORD, MA 02155. TO HAVE AND HOLD the leased premises for a term of FIVE (5) YEARS commencing at noon on AUGUST 1, 1995 and ending at noon on JULY 30, 2000 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

1.   RENT.     LESSEE shall pay to LESSOR base rent at the rate of TWO HUNDRED
FOUR THOUSAND SEVEN HUNDRED FOUR (204,704.00) U.S. dollars per year, draw on U.S. bank, payable in advance in monthly installments of $17,058.70 on the first day in each calendar month in advance, the first monthly payment to be made upon LESSEE's execution of the lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts all items, all urban consumers), U.S. Bureau of Labor statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the index. All such adjustments shall take place with the rent due on January 1 or each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 1995 which figure shall be compared with the figure for November 1995 and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event that the consumer Price Index as presently computer to discontinued as a measure of "cost of Living" changes, any adjustment shall be then be made on the basis of a comparable index then in general use.

2.   SECURITY DEPOSIT.   LESSEE shall pay to LESSOR a security deposit in the
amount of THIRTY FIVE THOUSAND (35,000.00) dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to payment of the last month's rent. In the event of any default or breach of this lease by LESSEE, continuing beyond any applicable notice or grace period, LESSOR shall



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immediately apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith and failure to do so shall be considered a substantial default under the lease LESSEE's failure to remit the full security deposit of any portion thereof when due shall also constitute a substantial lease default.

3.   USE OF PREMISES.    LESSEE shall use the leased premises only for the
purpose of EXECUTIVE AND ADMINISTRATIVE OFFICES AND RESEARCH AND TESTING LABORATORY, INCLUDING R-DNA, GENETIC, BIOMEDICAL AND ANIMAL ____.

4.   ADDITIONAL RENT.    LESSEE shall pay to LESSOR as additional rent a
proportionate share (based on square footage leased by LESSEE as compared with the total leasable square footage of the building of which the leased premises are a part) of any increase in the real estate taxes levied against the land and building of which the leased premises are a part, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1 1995. In the event that said building was not assessed as a completed building as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure.

5.   UTILITIES.     LESSOR shall provide equipment per LESSOR's building
standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges to heat, natural gas, and electricity used on the leased premises as determined by separate meters serving the leased premises including LESSEE's proportionate share of any charges to operate the perimeter baseboard heating system serving the entire fourth floor of the building. LESSEE shall pay LESSOR for all water and sewer use as determined by LESSOR either by a separate water meter serving the leased premises, LESSEE shall pay LESSOR a proportionate share of any other fees and charges relating in any way to water or sewer use at the building. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and the appropriate municipal permit.

6.   COMPLIANCE WITH LAWS.    LESSEE acknowledges that no trade, occupation,
activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered with Worker's Compensation insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy, except for the certificate of occupancy which LESSOR shall obtain (if any). LESSEE shall be responsible for causing the leased premises and any



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alterations by LESSEE which are allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

7.   FIRE, CASUALTY, EMINENT DOMAIN.    Should a substantial portion of the
leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

8.   MAINTENANCE OF PREMISES.    LESSOR will be responsible for maintenance of
the common areas and all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless malicious willful or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance of any non "building standard" leasehold improvements. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty or LESSOR's negligence or misconduct only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. If the leased premises are carpeted or partially carpeted LESSEE will protect carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at Lessor's expense LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises shall be at LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.


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9.   ALTERATIONS.    LESSEE shall not make structural alterations or additions
of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR except as otherwise provided in the Rider to Lease. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas stairs, walkways or other common areas of the building of which the leased premises are a part provided that any such changes do not unreasonably interfere with LESSEE's occupancy of the leased premises for the permitted use and do not materially diminish the parking areas available for LESSEE's use in common with others.

10.  ASSIGNMENT OR SUBLEASING.    LESSEE shall not assign this lease or sublet
or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for reasonable legal and reasonable administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

11.  SUBORDINATION.    This lease shall be subject and subordinate to any and
all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

12.  LESSOR'S ACCESS.    LESSOR or agents of LESSOR may at any reasonable time
upon reasonable prior notice except in the case of emergencies enter to view the leased premises, to make repairs and alterations as LESSOR should elect to do or as required under the lease for the leased premises, the common areas or any other portions of the building of which the leased premises are a part to make repairs which LESSEE is required but has failed to do and to show the leased premises to others subject to LESSEE's reasonable confidentiality and security needs and only if LESSOR is accompanied by a representative of LESSEE.

13.  SNOW REMOVAL.    The plowing of snow from all roadways, access ways and
unobstructed parking and loading areas shall be at the sole expense of LESSOR. The control of snow and ice on all steps serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all


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claims by LESSEE's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any areas serving the leased premises.

14.  ACCESS AND PARKING.    LESSEE shall have the right without additional
charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof and as provided in Section 9. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases by considered a part of the leased premises to the extent that they are utilized by LESSEE, or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to said building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. Unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March 31 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.

15.  LESSEE'S LIABILITY AND INSURANCE.    LESSEE shall be solely responsible as
between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any extension thereof) from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole willful misconduct or omission or negligence of LESSOR. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises or their use by LESSEE, such policy to insure LESSEE, LESSOR, and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds. LESSEE will file with LESSOR prior to occupancy certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term during the term of this lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.


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16.  FIRE INSURANCE.    LESSEE shall not permit any use of the leased premises
which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR's insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises for some purpose other than as set forth in Section 3 above. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours unless LESSEE continues to pay rent and comply with all other obligations under this lease.

17.  BROKERAGE.    LESSEE warrants and represent to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease and LESSEE agrees to indemnify LESSOR against any broker claims arising by virtue of this lease. LESSOR warrants an represents to LESSEE that LESSOR has employed no exclusive broker and agent in connection with the letting of the leased premises.

18.  SIGNS    LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect, signage for the leased premises in accordance with LESSOR's building standards for style, size, location, etc.. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may remove and dispose of any sign not approved, erected or displayed in conformance with this lease.

19.  DEFAULT AND ACCELERATION OF RENT.    In the event that (a) LESSEE shall
default in the observance or performance of any of LESSEE's covenants, agreements, or obligation hereunder, other than substantial monetary payments as provided below, and such default shall be corrected with thirty (30) days after written notice thereof; or (b) LESSEE vacates the leased premises, without continuing to pay rent, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or any substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for me (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE < then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. IF LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of the LESSEE at any time shall be applied first to any unamortized improvements completed or


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LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of twelve (12) percent per annum on any payment from LESSEE to LESSOR which is past due.

20.  NOTICE     Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly serve when left at the leased premise, by certified mail, return receipt requested, postage prepaid, address to LESSEE with a copy to Palmer & Dodge, One Beacon Street, Boston, MA 02108,
Attn: Michael Lytton, Esq. Any notice from LESSEE to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01810 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

21.  OCCUPANCY.    In the event that LESSEE takes possession of said leased
premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. LESSOR shall have the right to relocate LESSEE to another facility upon prior written notice to LESSEE an on terms comparable to those herein. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, then LESSEE shall be liable to LESSOR for any good and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under the lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater retail value. LESSEE's occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in the section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

22.  FIRE PREVENTION.    LESSEE agrees to use every reasonable precaution
against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

23.  OUTSIDE AREA.    No goods, equipment, or things of any type or description
shall be held or stored outside the leased premises at any time without prior written consent from


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LESSOR. Any goods, equipment or things left outside the leased premises without
LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. A single two-yard capacity dumpster is hereby authorized for the disposal of trash, provided that the location of said receptacle is approved by LESSOR, LESSEE agrees to have said container provided and serviced at its expense by which ever disposal firm may from time to time be designated by LESSOR. If a dumpster is provided on a shared cost basis, LESSEE shall pay its proportionate share of the costs associated with said dumpster.

24.  ENVIRONMENT.    LESSEE will so conduct and operate the leased premises as
not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devises for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time except in compliance with all applicable statutes, regulations, ordinances and the like, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use storage and/or disposal of same by LESSEE.

25.  RESPONSIBILITY.    Neither LESSOR not OWNER shall be held liable to anyone
for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of the lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control.

26.  SURRENDER.    LESSEE shall at the termination of this lease remove all of
LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformer, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire, other casualty or LESSOR's negligence or its misconduct only excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

27. GENERAL. (a) The invalidity of unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner or master lessees of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within two years after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts.
(d) If LESSOR or LESSEE is acting under or as agent for any trust, limited partnership or corporation, the obligations of LESSOR or LESSEE shall be binding upon the trust, limited partnership or corporation but not upon any trustee, officer, director, shareholder limited partner or beneficiary of the trust, limited partnership or corporation, individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that said OWNER has agreed to be bound by the terms of this lease. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Notwithstanding any other statements herein, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, concerning the suitability of the leased premises for LESSEE's intended use, (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy except as provided in the Rider to Lease. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof continuing beyond any applicable notice or grace periods.
(l) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

28.  SECURITY AGREEMENT.    LESSEE hereby grants LESSOR a continuing security
interest in all existing or hereafter acquired personal property, fixtures and equipment (but not only intellectual property) of LESSEE which is in the leased premises to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease. Default in the payment of performance of any of LESSEE's obligations hereunder is a default under this Security Agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code. LESSEE also agrees to execute a UCC-1 Financing Statement and any other financing agreement required by LESSOR in connection with this security interest.

29.  WAIVERS, ETC.    No consent or waiver, express or implied, by either party, to or of any breach of any covenant, condition or duty of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, if LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

30.  AUTOMATIC FIVE YEAR EXTENSIONS.   This paragraph does not apply.

31.  ADDITIONAL PROVISIONS.   (Continued on attached rider if necessary)



                             - See Attached Rider -



IN WITNESSED WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 27th day of July, 1995.



LESSOR:   CUMMINGS PROPERTIES MANAGEMENT, INC.


          By: /s/ agent for Beauty Rest Properties, Inc.
             --------------------------------------------



LESSEE:   ARQULE, INC.


          By: /s/ Joseph C. Hogan, Jr.
             --------------------------------------------

                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

A. *With respect to any condition existing prior to the commencement of this lease, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release", as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), of any "hazardous substance" as defined in section 101(14) of CERCLA, or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE'S occupancy and not caused by LESSEE.

B. *LESSOR represents that, to the best of its knowledge and belief, the common areas serving the leased premises are in compliance with current requirements of the Americans with Disabilities Act of 1991 ("ADA") for LESSEE's use as set forth in Section 3 hereinabove. If LESSEE receives written notice from any enforcement authority at any time, however, that any of said common areas are not in compliance with the ADA as now written, the LESSEE shall serve LESSOR was written notice thereof. LESSOR shall then have sixty (60) days to correct any noncomplying element, and if LESSOR fails to complete, or to be diligently pursuing completion of, any necessary corrective action within said sixty (60) day period, then LESSEE may elect to cancel this lease without penalty by serving LESSOR with thirty (30) days prior written notice.

C. LESSEE shall have access to the leased premises and may use, in common with other tenants, the building's elevator seven (7) days per week, twenty-four
     (24) hours per day.

D. LESSEE's agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time hereafter, is conditional upon the mortgagee's agreement that LESSEE's possession will not thereafter be disturbed so long as LESSEE is not in default beyond any applicable grace period in the payment of rent or other covenants or obligations hereof.

E. LESSEE shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears beyond any applicable grace period of any rent or invoice payment and is in full compliance with all terms, conditions and obligations provided herein.

F. LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the leased premises are a part.

G. In addition to the uses set forth in Section 3, LESSEE's permitted uses may include other related research and development activities of the type and character customarily undertaken by early stage/start-up companies engaged in the biomedical, biochemical, genetic and pharmaceutical businesses.

H. With respect to Section 8, LESSEE may keep research animals on the leased premises provided that LESSEE complies with all federal, state and local laws applicable to the care and treatment of research animals.

I. *Whenever LESSOR's or LESSEE's consent, agreement or approval is required under this lease, said consent, agreement or approval shall not be unreasonably withheld or delayed.

J. With respect to Section 12, LESSOR shall be subject in entering the leased premises to reasonable security and safety conditions, if any, set forth in advance written notice given by LESSEE to LESSOR. LESSOR shall exercise such right of entry in a manner reasonable under the circumstances to minimize any disruption to LESSEE's business and shall restore any damage to the improvements occasioned by such entry.

K. With respect to Section 25, LESSOR shall use reasonable efforts to restore any interrupted service or utilities. Notwithstanding any provisions in this lease to the contrary, if (1) the leased premises or any material portion thereof are rendered untenantable by reason of the negligence or misconduct of LESSOR and (2) such untenantability continues for more than five consecutive business days, then to the extent such untenantability is not covered by LESSEE's business interruption insurance policy, a fair and just proportion of the base rent and other charges, according to the nature and extent of such untenantability, shall abate for the period of such untenantability.

L. In the event the OWNER sells the property of which the leased premises are a part or said property is foreclosed upon by mortgagee, then LESSOR agrees to transfer any security deposit to the purchaser or foreclosing mortgagee, as applicable.

M. With respect to Section 5, heating and cooling will be available for the leased premises 24 hours per day, seven days per week during the specified heating and cooling seasons.

N. LESSEE shall have the right to assign this lease or sublet the leased premises to an affiliated corporation, namely a corporation in which LESSEE owns at least a forty percent interest, which owns at least a forty percent interest in LESSEE, with which LESSEE merges, or which is formed as a result of a merger or consolidation involving LESS, without further consent from LESSOR, provided LESSEE so notifies LESSOR in writing to that effect on a timely basis. The provisions of Section 10 shall govern said assignment in all other respects.

O. Notwithstanding the provision of Section 28, LESSOR agrees to subordinate LESSOR's security interest to that of an institutional or other commercial lender, a pension fund or a venture capital entity as requested by LESSEE in writing for the financing of LESSEE's business operations at the leased premises.

P. In the event of any conflict between any provision of this lease and any rule made by LESSOR with respect to the leased premises pursuant to Section 14, the provisions of this lease shall govern.

Q. Beautyrest Property, Inc. and WRB, Inc., owners of the leased premises referred to in Section 27 above, hereby consent to this lease and agree to recognize all rights of LESSEE hereunder.

R. LESSOR agrees to perform its maintenance and repair obligations hereunder in a professional and workmanlike manner.

S. LESSOR and LESSEE do hereby mutually release and discharge each other of and from all liability and responsibility to the other for any loss, damage or liability covered by insurance carried (or required hereunder to be carried) by the party suffering such loss, claim or liability if and to the extent that the written release and discharge do not invalidate or adversely affect any applicable insurance.

T. In the event this lease is terminated and LESSOR receives judgment for accelerated rent in accordance with the provisions of Section 19 herein. LESSOR agrees to make reasonable efforts to re-let the leased premises and otherwise mitigate its damages resulting from such termination. LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus any costs incurred by LESSOR in re-letting the premises. LESSOR's failure to re-let the leased premises despite LESSOR's reasonable efforts shall not limit LESSEE's liability hereunder.

U. LESSOR hereby represents that as of the date of execution of this lease, the leased premises are not encumbered by any mortgage or instrument in the nature of a mortgage.

V. LESSOR shall list LESSEE on the directory in the lobby of the building at 200 Boston Avenue.

W. LESSEE shall have the option to extend the lease term for one additional five (5) year period by giving written notice to LESSOR not more than twelve (12) months and not less than six (6) months prior to the expiration of the initial term. If LESSEE exercises such option, the extended term shall be upon the same terms, conditions, escalations, etc. as are in effect under this lease immediately preceding the commencement of such option period, and LESSEE shall have no further rights or options whatsoever to extend the term beyond the expiration of such extended term. Time is of the essence.

X. *Prior to the termination date of this lease, LESSEE may remove laboratory equipment supplied and installed by LESSEE if LESSEE has satisfactorily complied with all other conditions of this lease and if LESSEE repairs any and all damage resulting from such removal on a timely basis prior to the end of the lease term. Time is of the essence.

Y. The parties acknowledge and agree that Suites 3010 and 4600 are currently under lease to a third party. In the event LESSOR fails for any reason to delivery possession of Suites 3010 and 4600 by August 1, 1995, then the rent provided in Section 1 of this lease shall be reduced by $6,496.95 per month until such time as LESSOR delivers possession of Suites 3010 and 4600. In the event LESSOR fails for any reason to deliver possession of Suites 3010 and 4600 by December 1, 1995, then LESSEE may cancel this lease effective December 31, 1995 with written notice to LESSOR on or before December 15, 1995. Time is of the essence. Said cancellation shall be LESSEE's sole remedy for LESSOR's failure to deliver possession of Suites 3010 and 4600.

Z. LESSEE agrees to accept the leased premises free of trash and debris and broom clean, but otherwise strictly in "as is" condition as shown on the attached plan dated June 29, 1995. To the best of LESSOR's knowledge and belief, all existing building systems providing water, sewer, sprinkler, electrical, and HVAC services to the premises are in good working order, condition and repair, and the floor slabs, load-bearing walls and other structural members located in or serving the premises are free from all material defects.


FOR: CUMMINGS PROPERTIES MANAGEMENT, INC.


     By: /s/ agent for Beauty Rest Properties, Inc.
        --------------------------------------------



LESSEE:  ARQULE, INC.


     By: /s/ Joseph C. Hogan, Jr.
        --------------------------------------------



Date:  7/27/95
      -------------------